Exhibit 10.2

Investment Management Trust Agreement

This Investment Management Trust Agreement (this “Agreement”) is made effective as of [       ], 2025 by and between QuasarEdge Acquisition Corporation, a Cayman Islands exempted company (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-290249 (the “Registration Statement”), for its initial public offering of Company’s units (the “Units”), each of which consists of one ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one right to receive one-fifth (1/5) of one Ordinary Share upon the consummation of the Company’s initial business combination (such initial public offering hereinafter referred to as the “Offering”); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Polaris Advisory Partners LLC, (the “Representative”) acting as the representative of the underwriters in the Offering; and

WHEREAS, simultaneously with the Offering, Aspira Capital Consulting LTD, the Company’s sponsor will be purchasing 203,500 (or 208,000 if the overallotment is exercised in full) private units (“Private Units”) at $10.00 per private unit (for a total purchase price of $2,035,000 or $2,080,000 if the overallotment is exercised in full); and

WHEREAS, as described in the Registration Statement, $60,000,000 of the gross proceeds of the Offering and sale of the Private Units ($69,000,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, the underwriters will not be entitled to any deferred underwriting discounts or commissions in connection with the Offering, and instead will receive ordinary shares equal to 2% of the total number of ordinary shares sold in the Offering (including any ordinary shares issued upon exercise of the over-allotment option), which shares will be issued to Polaris Advisory Partners LLC (or its designees) at the closing of the Offering as underwriting compensation; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at JP Morgan Chase Bank, NA (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, either (i) invest and reinvest the Property solely in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations or (ii) deposit the Property into an interest or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while the account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods.

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer or Chairman of the board of directors (the “Board”), and in the case of Exhibit A, jointly signed by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account (which interest shall be net of any taxes payable or owed and, in the case of Exhibit B, less up to $50,000 of interest to pay dissolution expenses) only as directed in the Termination Letter and the other documents referred to therein; or (y) that in the event that a Termination Letter has not been received by the Trustee by the 21-month anniversary of the closing of the Offering (“Closing”), including all available extensions provided therein or as may be approved by the Company’s shareholders (“Applicable Deadline”), or (z) upon the end of a 30-day cure period after the date any additional amount of funds was required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders but was not deposited, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (which shall be net of any taxes payable or owed and less up to $50,000 of interest to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover certain tax obligations owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority, as applicable; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount per share initially deposited in the Trust Account plus any additional amounts required to be deposited for an extension of the last date to complete a business combination as approved by the Company’s shareholders. The Company is not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Public Shareholders of record as of such date the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (i) that would affect the ability of holders of public Ordinary Shares to exercise redemption rights or modify the substance or timing of the Company’s obligation to redeem 100% of its public Ordinary Shares if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated memorandum and articles of association or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity;

(l) Not disburse any amounts from the Trust Account in connection with a Business Combination in the event that the amount per share to be received by the redeeming Public Shareholders is less than $10.00 per share.

2. Agreements and Covenants of the Company. The Company hereby agrees to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or Chairman of the Board. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 and 6(g) hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all out-of-pocket expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting organized for the approval of such Business Combination verifying the vote of such shareholders at the meeting;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement;

(g) If applicable, issue a press release at least three days prior to the Applicable Deadline announcing that, at least five days prior to the Applicable Deadline, the Company received notice from the Sponsor that the Sponsor intends to extend the Applicable Deadline; and

(h) Promptly following the Applicable Deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(h) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(i) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(j) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c) If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or Aspira Capital Consulting LTD for purposes of funding the Trust Account shall be promptly returned to the Company or Aspira Capital Consulting LTD, as applicable.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j) and 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of fifty percent (50%) of the then outstanding Ordinary Shares, par value $0.0001 per share; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his, her or its election to redeem his, her or its Ordinary Shares in connection with a shareholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided further that no such change, amendment or modification may be made without the prior written consent of the Representative.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.\

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

cgonzalez@continentalstock.com

if to the Company, to:

QuasarEdge Acquisition Corporation

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Attn: Qi Gong, Chief Executive Officer

Email: qigong@quasaredge.co

in each case, with copies to:

Celine & Partners LLP

1185 Avenue of the Americas, Suite 341

New York, NY 10036

Attn: Cassi Olson, Esq.

Email: colson@celinelaw.com

and

Polaris Advisory Partners LLC

5900 Balcones Drive, Suite 100

Austin, TX 78731

Attn: Yuya Orime

Email: yuya@spac-advisory.com

and

Holland & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attn: James R. Brown

Email: james.brown@hklaw.com

(f) This Agreement may not be assigned by the Trustee or the Company without the prior written consent of the other party.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Company and the Trustee and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that the Representative, on behalf of the Underwriters, is a third party beneficiary of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
	Name:	Francis Wolf
	Title:	Vice President

QUASAREDGE ACQUISITION CORPORATION

By:
	Name:	Qi Gong
	Title:	Chief Executive Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of Offering by wire transfer	$2,000.00
Trustee administration fee	Payable annually. First year payable at initial closing of Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check	$8,000.00
Transaction processing fee for disbursements to Company	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250.00
Paying Agent services as required pursuant to section 1(i)	Billed to Company upon delivery of service pursuant to section 1(i)	Prevailing rates

Sch. A-1

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between QuasarEdge Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*] (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [___________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least (72) hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at JPMorgan Chase Bank, N.A., to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you an affidavit of the Chief Executive Officer, which verifies the vote of the Company’s Shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and Polaris Advisory Partners LLC with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

A-1

Very truly yours,

QUASAREDGE ACQUISITION CORPORATION

By:
Name:
Title:

Acknowledged and Agreed:

Polaris Advisory Partners LLC

By:
Name:
Title:

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between QuasarEdge Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [*] (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the assets in the Trust Account and to transfer the total proceeds to the Trust Operating Account at JP Morgan Chase Bank, NA to await distribution to the Public Shareholders, less taxes payable and up to $50,000 to cover dissolution expenses of the Company. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such $_____ promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

The Company has selected [___, 20] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

QUASAREDGE ACQUISITION CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Tax Payment Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between QuasarEdge Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company, (“Trustee”), dated as of [*] (“Trust Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company hereby requests that you deliver to the Company [$       ] of the interest income earned on the Property as of the date hereof. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

QUASAREDGE ACQUISITION CORPORATION

By:
Name:
Title:

cc:	Polaris Advisory Partners LLC

C-1

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to that certain Investment Management Trust Agreement between QuasarEdge Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company, dated as of [*] (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

The Company hereby requests that you deliver to the redeeming Public Shareholders of the Company $[●] of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you on behalf of the beneficiaries for distribution to the shareholders who have requested redemption of their Ordinary Shares. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of As sociation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its public Ordinary Shares if the Company does not complete its initial Business Combination within the required time period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

QUASAREDGE ACQUISITION CORPORATION

By:
Name:
Title:

cc:	Polaris Advisory Partners LLC

D-1